UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018

Build-A-Bear Workshop, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32320 (Commission File Number)	43-1883836 (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri (Address of Principal Executive Offices)	63114 (Zip Code)

(314) 423-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (d) On January 4, 2018, Mr. Craig Leavitt was elected to the board of directors (the “Board”) of Build-A-Bear Workshop, Inc. (the “Company”) by the Board.  Mr. Leavitt will serve as a Class III director and his term will expire at the 2019 annual meeting of stockholders of the Company.

There is no arrangement or understanding between Mr. Leavitt and any other person pursuant to which Mr. Leavitt was elected as a director.  Mr. Leavitt was determined to be independent by the Board and will serve as the Board’s Non-Executive Chairman and as a member of the Board’s Audit Committee and as a member of the Board’s Compensation and Development Committee.

In addition, in connection with his election to the Board and in accordance with the Company’s non-employee director compensation policies, the Compensation and Development Committee approved an award to Mr. Leavitt of 3,479 shares of restricted stock under the Company's 2017 Omnibus Incentive Plan. Pursuant to his restricted stock award agreement, the shares will vest May 11, 2018, subject to his continued service on the Board.  His ongoing annual compensation will be consistent with that provided to the Company’s other non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission (the “SEC”).

 The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Leavitt had, or will have, a direct or indirect material interest.

On January 4, Mr. Timothy Kilpin resigned from the Board so that he can devote more time to his role as the Chief Executive Officer and President of the Consumer Products division of Activision Blizzard, Inc.  Mr. Kilpin’s resignation is not due to any disagreements with the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On January 4, 2018, the Board adopted an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective on that date.  The amended Bylaws are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Section 6.2 of the Bylaws was amended to provide that the Company’s fiscal year, which previously was the 52 or 53 week period that ended on the Saturday nearest December 31 each year now consists of the 52 or 53 week period that ends on the Saturday nearest January 31 each year.

The one fiscal month transition period, December 31, 2017 through February 3, 2018, will be reported on the Company’s Form 10-Q for the quarter ended May 5, 2018.

Item 8.01	Other Events.

On January 8, 2018, the Company issued a press release announcing the election of Mr. Leavitt to the Board, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8‑K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws of Build-A-Bear Workshop, Inc., as amended through January 4, 2018
99.1	Press release dated as of January 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: January 8, 2018	By:	/s/ Eric Fencl
		Name:	Eric Fencl
		Title:	Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws of Build-A-Bear Workshop, Inc., as amended through January 4, 2018
99.1	Press release dated as of January 8, 2018

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